                                                                     Exhibit 1.2


                                CERTIFICATE OF
                      LANDRY'S SEAFOOD RESTAURANTS, INC.
                 AS TO PAYMENT OF ADDITIONAL REGISTRATION FEE


        Landry's Seafood Restaurants, Inc. (the "Registrant") hereby certifies to the Securities and Exchange Commission that on March 12, 1998:

        (i) The Registrant has instructed its bank to wire transfer to the Securities and Exchange Commission the requisite filing fee of $7,154.79 in connection with its Registration Statement filed pursuant to Rule 462(b) filed on March 12, 1998;


        (ii)    The Registrant will not revoke such instructions;

        (iii) The Registrant has sufficient funds in the account in which the wire transfer will originate to cover the amount of the filing fee.

        The Registrant hereby undertakes to confirm on March 13, 1998 that its bank has received such instructions.

                                        LANDRY'S SEAFOOD RESTAURANTS, INC.


                                        By: /s/ P. DOUGLAS COUVILLION
                                           ----------------------------------
                                        Name: P. Douglas Couvillion
                                             --------------------------------
                                        Title: Corporate Controller
                                              -------------------------------